Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Terex Contacts:

Media	Investors
Mike Bazinet	Tom Gelston
Director, Global Communications	Director, Investor Relations
Phone: 203-222-6113	Phone: 203-222-5943
Email: michael.bazinet@terex.com	Email: thomas.gelston@terex.com

TEREX CORPORATION COMPLETES ACQUISITION OF A.S.V., INC.

WESTPORT, CT, March 4, 2008 – Terex Corporation (NYSE: TEX) today announced that it has completed the acquisition of A.S.V., Inc. (Nasdaq: ASVI) by means of a short form merger under Minnesota law. ASV is now a wholly-owned subsidiary of Terex and part of the Terex Construction segment.

“We are extremely enthusiastic that ASV and its team members are now part of the Terex Construction family,” said Robert Isaman, President, Terex Construction. “With ASV as a proven leader in compact track loader technology combining the global reach of Terex, we see a real opportunity for expanding ASV product sales. ASV is an excellent strategic and cultural fit and provides a great addition to our product offerings as Terex continues to grow as a global construction equipment manufacturer.”

On February 26, 2008, Terex announced the successful completion of its tender offer for ASV common stock. In the merger, each outstanding share of common stock, par value $0.01 per share, of ASV not tendered in the tender offer (other than shares to which the holder has properly exercised dissenters’ rights) was converted into the right to receive $18.00 in cash per share, without interest.

About Terex

Terex Corporation is a diversified global manufacturer with 2007 net sales of $9.1 billion. Terex operates in five business segments: Terex Aerial Work Platforms, Terex Construction, Terex Cranes, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining, and utility industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com. Fried, Frank, Harris, Shriver & Jacobson LLP acted as legal counsel to Terex.

About ASV

A.S.V., Inc. designs, manufactures and sells rubber track machines and related components, accessories, and attachments. Its purpose-built chassis and patented rubber track undercarriage technology are unique and lead all rubber track loaders in innovation and performance. ASV products are able to traverse nearly any terrain with minimal damage to the ground, making them effective in markets such as construction, landscaping, forestry and agriculture. ASV’s wholly-owned subsidiary Loegering Mfg., Inc. designs, manufactures and sells traction products and attachments for the skid-steer industry. For more information, visit ASV’s website at http://www.asvi.com/ or Loegering’s website at http://www.loegering.com/. Goldman, Sachs & Co. acted as financial advisor to ASV on this transaction and Dorsey & Whitney LLP acted as legal counsel.

Forward Looking Statements

This press release contains or may be deemed to contain forward-looking information based on the current expectations of Terex Corporation and A.S.V., Inc. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex and ASV, include those factors that are more specifically set forth in the public filings of Terex and ASV with the Securities and Exchange Commission. Actual events or the actual future results of Terex and ASV may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this press release. Terex and ASV expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this press release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

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Terex Corporation

200 Nyala Farm Road, Westport, CT 06880